As filed with the Securities and Exchange Commission on August 5, 2016.

Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

NORTHERN OIL AND GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	95‑3848122 (I.R.S. Employer Identification No.)
315 Manitoba Avenue, Suite 200 Wayzata, Minnesota (Address of Principal Executive Offices)	55391 (Zip Code)

Northern Oil and Gas, Inc. 2013 Incentive Plan
(As Amended May 26, 2016)
(Full Title of the Plan)

Thomas W. Stoelk Chief Financial Officer Northern Oil and Gas, Inc. 315 Manitoba Avenue, Suite 200 Wayzata, Minnesota 55391 (Name and Address of Agent for Service)
Telephone number, including area code, of agent for service: (952) 476‑9800
______________________

Copies to:
W. Morgan Burns
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402‑3901
(612) 766‑7000
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer or a smaller reporting company (as defined in Rule 12b‑2 of the Exchange Act):

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐	Smaller Reporting Company ☐

______________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value	1,600,000	$3.755	$6,008,000	$605.01

(1)
Pursuant to Rule 416(c), this Registration Statement also covers any additional shares of common stock that become issuable under the Northern Oil and Gas, Inc. 2013 Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant’s common stock as quoted on the NYSE MKT on August 1, 2016.

NORTHERN OIL AND GAS, INC.
EXPLANATORY NOTE
Pursuant to General Instruction E of Form S‑8, this Registration Statement on Form S‑8 is being filed to register an additional 1,600,000 shares of common stock, $0.001 par value (the “Common Stock”) of Northern Oil and Gas, Inc., a Minnesota corporation (the “Company”), which are reserved for issuance under the Company’s 2013 Incentive Plan, as amended through May 26, 2016 (the “2013 Plan”).
The Registration Statements on Form S‑8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 31, 2013 and July 10, 2015 (File Nos. 333‑188999 and 333‑205617), registering 1,500,000 and 2,500,000 shares, respectively, of the Company’s Common Stock issuable under the 2013 Plan, are currently effective and the contents thereof are incorporated herein by reference, except to the extent that such content is updated herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed (File No. 001‑33999) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are, as of their respective dates, incorporated by reference in this Registration Statement:

(a)
The Annual Report on Form 10‑K of the Company for the fiscal year ended December 31, 2015 (which incorporates by reference certain portions of the Company’s definitive proxy statement for the Company’s 2016 Annual Meeting of Shareholders);

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

(c)
The description of the Company’s Common Stock contained in the registration statement on Form SB‑2 filed on November 17, 2003 (Registration No. 333‑146596), and all amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post‑effective amendment (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules) that indicates that all shares of Common Stock offered have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.
Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

No.	Description
4.1
Amended and Restated Articles of Incorporation of Northern Oil and Gas, Inc. dated June 1, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10‑Q filed with the Commission on August 5, 2016).

4.2	By‑Laws of Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8‑K filed with the Commission on July 2, 2010).
5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Company.
23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 to this Registration Statement).
23.2	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).
23.3	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).
23.4	Consent of Ryder Scott Company, LP.
24.1	Powers of Attorney (included on signature page).
99.1
Northern Oil and Gas, Inc. 2013 Incentive Plan, as amended through May 26, 2016 (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on August 5, 2016.

NORTHERN OIL AND GAS, INC.

By:	/s/ Thomas W. Stoelk
Thomas W. Stoelk,
Chief Financial Officer
POWER OF ATTORNEY

Each of the undersigned directors of the Registrant, does hereby make, constitute and appoint Michael L. Reger and Thomas W. Stoelk, and each of them or their respective successors as officers of the Registrant, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney‑in‑fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S‑8 or other applicable form, and all amendments, including post‑effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the Registrant with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock reserved for issuance under the Registrant’s 2013 Incentive Plan, as it may be amended from time to time, granting unto said attorneys‑in‑fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Michael L. Reger	Chief Executive Officer and Director	August 5, 2016
Michael L. Reger

/s/ Thomas W. Stoelk	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer	August 5, 2016
Thomas W. Stoelk

/s/ Lisa Bromiley	Director	August 5, 2016
Lisa Bromiley

/s/ Robert Grabb	Director	August 5, 2016
Robert Grabb

/s/ Delos Cy Jamison	Director	August 5, 2016
Delos Cy Jamison

/s/ Jack King	Director	August 5, 2016
Jack King

INDEX TO EXHIBITS

No.	Description	Manner of Filing
4.1	Amended and Restated Articles of Incorporation of Northern Oil and Gas, Inc. dated June 1, 2016	Incorporated by Reference
4.2	By‑Laws of Northern Oil and Gas, Inc.	Incorporated by Reference
5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Company	Filed Electronically
23.1	Consent of Faegre Baker Daniels LLP	Contained in Exhibit 5.1 to this Registration Statement
23.2	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP)	Filed Electronically
23.3	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)	Filed Electronically
23.4	Consent of Ryder Scott Company, LP	Filed Electronically
24.1	Powers of Attorney	Included on Signature Page
99.1	Northern Oil and Gas, Inc. 2013 Incentive Plan, as amended through May 26, 2016	Incorporated by Reference